                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported):  March 31, 1999


                              CEC RESOURCES LTD.
              (Exact Name of Registrant as Specified in Charter)


   Alberta                             1-13630                        98-0018241
(State or Other                 (Commission File Number)           (I.R.S. Employer
 Jurisdiction of                                                  Identification No.)
 Incorporation)


          1605, 700 6th Avenue S.W., Calgary, Alberta, Canada T2P 0T8
              (Address of principal executive offices, zip code)

      Registrant's telephone number, including area code:  (403) 265-7605


                                Not Applicable
          Former Name or Former Address if Changed Since Last Report
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Item 2    Acquisitions or Disposition of Assets

(a) On March 31, 1999, CEC Resources Ltd. acquired for $2.1 million (CDN) working interests in 17 natural gas wells and associated natural gas gathering and compression facilities in the Wayne-Rosedale Field, located in Alberta, Canada from Cometra Energy (Canada) Ltd. The acquisition was funded with bank financing from Canadian Imperial Bank of Commerce ("CIBC").

(b) This acquisition increases CEC's working interest ownership in the Wayne-Rosedale Field to approximately 97%. The acquisition of additional ownership in the Wayne-Rosedale Field is consistent with CEC's strategy of continuing to increase the value of its existing natural gas properties through the development of proved reserves, creation of operating cost efficiencies and the acquisition of additional working interests.


Item 7    Financial Statements and Exhibits

(c)   Exhibits

2.1 Agreement of Purchase and Sale between Cometra Energy (Canada) Ltd. and CEC Resources Ltd.

99.1  Press release dated April 5, 1999 re Wayne-Rosedale Acquisition.

      Financial information required pursuant to Regulation S-X will be filed by amendment no later than 60 days after the date of this report
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                                   SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           CEC Resources Ltd.
                                           ----------------------------------
                                           (Registrant)



                                           By: /s/ KEVIN D. STRUZESKI
                                              -------------------------------
                                                     Kevin D. Struzeski
                                                     Treasurer



Date:  April 15, 1999
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                                    EXHIBITS


Exhibit No.
-----------

2.1 Agreement of Purchase and Sale between Cometra Energy (Canada) Ltd. and CEC Resources Ltd.

99.1   Press release dated April 5, 1999 re Wayne-Rosedale Acquisition.